Exhibit 10.10

SECURITIES TRANSFER AGREEMENT

This Securities Transfer Agreement is dated as of [   ], 2026 (this “Agreement”), by and among East West Avenue LLC, a Delaware limited liability company (the “Seller”), and the parties identified on the signature page hereto (each a “Buyer”, collectively, the “Buyers”).

WHEREAS, the Seller is a sponsor of East West Ave Acquisition Corp., a Nevada corporation (the “Company”), a newly-organized blank check company, or special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Corporation and one or more businesses (a “Business Combination”);

WHEREAS, the Company is contemplating its initial public offering of 10,000,000 units, each consisting of one share of common stock, $0.0001 par value, and one right (the “IPO”);

WHEREAS, the Company has granted the underwriters in the IPO an option (the “Over-allotment Option”) to purchase up to additional 1,500,000 units within 45 days of the closing of the IPO;

WHEREAS, in connection with the IPO, the Seller acquired 2,875,000 shares of common stock of the Company, $0.0001 par value (“Founder Shares”), among which, up to 375,000 shares are subject to forfeiture if the Over-allotment Option is not exercised (each, a “Founder Share”, collectively, the “Founder Shares”) at the aggregate purchase price of $25,000, or approximately $0.0087 per share (the “Per-Share Purchase Price”);

WHEREAS, each of the Buyers is a director, director nominee, officer, or employee of the Company;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Seller wishes to transfer to the Buyers and the Buyers wish to acquire from the Seller, the aggregated amount of 190,000 Founder Shares immediately upon consummation of the IPO.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Transfer of Subject Shares. The Seller hereby agrees to transfer the aggregated amount of 190,000 Founder Shares (the “Subject Shares”) to the Buyers as set forth in Schedule I hereto immediately upon the consummation of the IPO (the “Transfer”) in exchange for each Buyer’s service as director, director nominee, officer, or employee for the Company.

Section 2. Potential Forfeiture of Subject Shares.

(a) In the event that the Company determines for any reason not to nominate, elect or appoint any Buyer as a member of the board of directors of the Company, or if any Buyer otherwise does not become a member of the board of directors of the Company for any reason, on or prior to the closing of the IPO, such Buyer shall automatically forfeit all of the Subject Shares held by such Buyer, which Subject Shares shall automatically be assigned and returned to the Seller.

(b) The applicable Buyer shall take all actions as may be reasonably necessary to consummate any forfeiture or sale contemplated by this Section 2, including entering into agreements and delivering certificates and instruments and consents as may be deemed by the Seller to be necessary or appropriate, and the applicable Buyer hereby grants to Seller and any representative designated by the Seller without further action by such Buyer a limited irrevocable power of attorney to effect any forfeiture or transfer contemplated hereby on behalf of the Buyer, which power of attorney shall be deemed to be coupled with an interest.

Section 3. Investment Representations. Each Buyer represents and warrants, with respect to himself or herself only, as set forth herein. Each Buyer hereby acknowledges that an investment in the Subject Shares involves certain significant risks. Each Buyer has no need for liquidity in its investment in the Subject Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. Each Buyer acknowledges and hereby agrees that the Subject Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other jurisdiction’s securities laws and thus are “restricted securities” under Rule 144 of the Securities Act and will not be transferable under any circumstances unless registered by the Company in accordance with federal and state securities laws or sold in compliance with an exemption under such laws and such transfer complies with all lock-up restrictions applicable to such Buyer (which shall be described in the Company’s final prospectus dated for the IPO to be filed with the Commission, under the Securities Act).

The Subject Shares are being acquired solely for each Buyer’s own account, for investment purposes only, and are not being acquired with a view to or for the resale, distribution, subdivision or fractionalization thereof; and such Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. Each Buyer has been given the opportunity to (i) ask questions of and receive answers from the Seller and the Company concerning the terms and conditions of the Subject Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Seller possesses or can acquire without unreasonable effort or expense that is necessary to assist such Buyer in evaluating the advisability of the acquisition of the Subject Shares and an investment in the Company. Each Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. Each Buyer is not relying on the Seller, the Company or their respective officers, directors or advisors with respect to the legal, tax, economic or other considerations of such Buyer relating to the acquisition of the Founder Shares, and in regard to such considerations, such Buyer has relied on the advice of, or has consulted with, only its own advisors. Each Buyer is not purchasing the Subject Shares as a result of or subsequent to any advertisement, article, notice or other communication published on the internet, in any newspaper, magazine or similar media or broadcast over television or radio, any seminar or meeting, or any solicitation of a subscription by a person not previously known to it in connection with investments in securities generally. Each Buyer (i) has knowledge and experience in business and financial matters, prior investment experience, including investment in securities that are non-listed, unregistered and/or not traded on a national securities exchange; (ii) recognizes the highly speculative nature of the acquisition of the Founder Shares; and (iii) is able to bear the economic risk that it hereby assumes. Each Buyer is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the Commission under the Securities Act.

Section 4. Representations and Warranties. Each of the parties hereto represents and warrants, to the other parties as follows:

(c) The Seller has good and marketable title to the Subject Shares held by such Seller free and clear of all liens and encumbrances and that, upon updating the records of ownership, each Buyer will have good and marketable title to the Subject Shares.

(d) Each party has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(e) The execution, delivery and performance by each party of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such party, and do not violate, conflict with or result in any breach or contravention of, or the creation of any lien under, any contractual obligation of such party, or any requirement under any law applicable to such party, and do not violate any judgment, injunction, suit, award, decree or order of any nature of any governmental authority against, or binding upon, such party, and (if such party is an entity) do not contravene the terms of such party’s organizational documents, or any amendment thereof .

(f) No approval, consent, compliance, exemption, authorization or other action by, or notice to or filing with, any governmental authority or any other person, and no lapse of a waiting period under any applicable law, is necessary or required in connection with the execution, delivery or performance by each party of this Agreement or the transactions contemplated hereby.

(g) There are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations pending or, to the knowledge of each party, threatened, at law, in equity, in arbitration or before any governmental authority against such party purporting to enjoin or restrain the execution, delivery or performance by such party of this Agreement or the transactions contemplated hereby; and

(h) This Agreement has been duly executed and delivered by each party and will be valid and binding on such party and enforceable against such party in accordance with its terms, except may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

(i) The Seller shall indemnify each Buyer and keep it indemnified against all claims, damages, losses, outgoings and liabilities whatsoever which may arise out of any breach of the warranties, together with all costs, charges, interest, penalties and expenses relating thereto.

(j) The Seller hereby acknowledges that each Buyer has entered into this Agreement in reliance on, among other things, that each of the warranties is true and accurate in all respects and not misleading in any respect.

(k) Prior to the execution of this Agreement, each party has had ample opportunity to consult with counsel and has independently determined to proceed with this Agreement with or without such counsel. None of the parties has relied upon counsel with respect to any advice of any nature or kind regarding this Agreement, including regarding tax matters.

Section 5. Entire Agreement. This Agreement contains the entire agreement between the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter contained herein.

Section 6. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and, which is specifically agreed to be and acknowledged by each party as a third-party beneficiary hereof, is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. none of the parties shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

Section 8. Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

Section 9. Binding Effect; Benefits. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; nothing in this Agreement, expressed or implied, is intended to confer on any persons other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 10. Amendment; Waivers. All modifications, amendments or waivers to this Agreement shall require the written consent of each of the party.

Section 11. Dispute Resolution. The validity, interpretation, and performance of this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles thereof.

Section 12. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

SELLER:

EAST WEST AVENUE LLC

By:
Name:	Maoli (Molly) Huang
Title:	Manager

BUYERS:

MAOLI (MOLLY) HUANG

Email:
Address:

THOMAS KERKAERT

Email:
Address:

IRFAN VERJEE

Email:
Address:

MASAHIRO HONNA

Email:
Address:

SAMIR PARIKH

Email:
Address:

[Signature Page to Securities Transfer Agreement]

Schedule I

Name of Buyer	Number of Subject Shares
Maoli Huang	100,000
Thomas Kerkaert	40,000
Irfan Verjee	10,000
Masahiro Honna	20,000
Samir Parikh	20,000
Total: 190,000